360 Funds N-CSR

EX-99.IND PUB ACCT

September 7, 2023

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re:	360 Funds
File no.	811-21726

Dear Sir or Madam:

We have read Exhibit 13 of Form N-CSR of IMS Capital Value Fund and IMS Strategic Income Fund, each a series of 360 Funds, dated September 7, 2023, and agree with the statements concerning our Firm contained therein.

Very truly yours,

BBD, LLP